Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FIRST QUARTER 2019 FINANCIAL RESULTS

First Quarter 2019

•	Service revenue of $165.0 million

•	Income from operations of $0.2 million and adjusted operating income(1) of $18.1 million

•	Loss before income taxes and non-controlling interests of $(4.0) million and adjusted pre-tax income attributable to Altisource(1) of $11.3 million

•	Net loss attributable to Altisource of $(3.2) million, or $(0.20) per diluted share, and adjusted net income attributable to Altisource(1) of $8.0 million, or $0.48 per diluted share
Luxembourg, April 25, 2019 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the first quarter 2019.
“I’m pleased with our solid first quarter performance. Operationally, we have streamlined our organization, are focusing on our larger opportunities, and seeing the results through our financial performance. First quarter 2019 adjusted operating income was 10% higher than the first quarter 2018 and marks the third straight quarter of adjusted operating income growth compared to the same quarter in the prior year. To focus on our larger opportunities, last year we sold the property management business and announced that we are exiting the buy-renovate-lease-sell business. Recently, we entered into an agreement to sell our Financial Services business for $44 million, $40 million of which will be received at closing and the remaining $4 million on the one year anniversary of closing. We anticipate this sale to close before the end of the third quarter 2019 and plan to use the proceeds to reduce our debt,” said Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “On the business front, we are making excellent progress with new and existing customers. With Hubzu, we are winning new business and diversifying our customer base as demonstrated by our growing inventory of foreclosure auctions and homes for sale from customers other than Ocwen, NRZ and RESI. As of March 31, 2019, Hubzu inventory from these other customers has grown by 116% over March 31, 2018 and represented 26% of total inventory at the end of the quarter compared to 10% a year ago. With Field Services, we have largely completed the on-boarding process with a top-5 servicer customer and anticipate receiving referrals as one of three of its vendors in the third quarter 2019. We also continue to develop our sales pipeline and have promising opportunities.”
First quarter 2019 service revenue of $165.0 million was 13% lower than the first quarter 2018, primarily from the reduction in size of the Ocwen Financial Corporation (“Ocwen”) servicing portfolio and the Front Yard Residential Corporation (“RESI”) portfolio of non-performing loans and real estate owned and the impact of the higher cooperative brokerage commission to New Residential Corp. (“NRZ”). These decreases in service revenue were partially offset by service revenue growth from greater referral volumes of certain higher fee property preservation services in the Field Services business and growth in the earlier stage Owners.com® and Pointillist® businesses.

First quarter 2019 operating income of $0.2 million was 98% lower than the first quarter 2018, primarily from the impact of revenue declines discussed above, $4.4 million of restructuring charges related to Project Catalyst, a $2.1 million reserve for sales tax and higher intangible asset amortization during the first quarter 2019, partially offset by the benefits of Project Catalyst.
First quarter 2019 adjusted operating income(1) of $18.1 million was 10% higher than the first quarter 2018, primarily from margin expansion from the benefits of Project Catalyst, partially offset by the impact of revenue declines discussed above. First quarter 2019 adjusted operating income(1) as a percentage of service revenue was 11.0% compared to 8.7% during the first quarter 2018.
First quarter 2019 loss per share of $(0.20) improved compared to first quarter 2018 loss per share of $(0.24) from fewer shares outstanding and unrealized gains on marketable securities (unrealized loss in 2018), partially offset by higher interest expense from higher average interest rates on a lower debt balance and a higher effective income tax rate.
First quarter 2019 adjusted earnings per share(1) of $0.48 was the same as the first quarter 2018 of $0.48 from adjusted operating income margin expansion and fewer diluted shares outstanding, offset by higher interest expense from higher average interest rates on a lower debt balance and a higher effective income tax rate.
First Quarter 2019 Highlights(2)

•
On March 28, 2019, entered into a definitive agreement to sell our Financial Services business, consisting of our Asset Recovery Management, Customer Relationship Management and Mortgage Charge-Off Collections businesses, for $44.0 million, consisting of an up-front payment of $40.0 million, subject to a working capital adjustment upon closing of the sale, and an additional $4.0 million to be paid on the one year anniversary of the sale closing; the sale is subject to closing conditions including the receipt of regulatory consents

•
Achieved several key Project Catalyst milestones, including reorganizing our business units and reporting structure and substantially reducing our costs; we incurred $4.4 million of severance costs and professional services fees in connection with Project Catalyst and reduced compensation and benefits by $15.7 million, or 23%, compared to the first quarter of 2018

•	Grew Hubzu inventory from customers other than Ocwen, NRZ and RESI by 116% since March 31, 2018, with such inventory representing 26% of total Hubzu inventory as of March 31, 2019

•	Expanded our relationship with a top 10 servicer customer to provide end-to-end asset management services and began receiving referrals

•	Selected by a middle-market bank to provide end-to-end asset management services and, in April 2019, executed agreements and began receiving referrals

•	Ended the first quarter 2019 with $89.9 million of cash, cash equivalents and investment in equity securities

•	Ended the first quarter 2019 with $248.9 million of net debt less investment in equity securities(1), 12.9% lower than March 31, 2018

First Quarter 2019 Results Compared to the First Quarter 2018:

(in thousands, except per share data)	First Quarter 2019	First Quarter 2018	% Change
Service revenue	$164,999	$188,766	(13)
Income from operations	171	7,120	(98)
Adjusted operating income(1)	18,116	16,468	10
Loss before income taxes and non-controlling interests	(3,966)	(4,972)	(20)
Pretax loss attributable to Altisource(1)	(4,406)	(5,497)	(20)
Adjusted pretax income attributable to Altisource(1)	11,301	11,352	—
Net loss attributable to Altisource	(3,184)	(4,132)	(23)
Adjusted net income attributable to Altisource(1)	8,005	8,601	(7)
Diluted loss per share	(0.20)	(0.24)	(17)
Adjusted diluted earnings per share(1)	0.48	0.48	—
Cash flows from operating activities	(6,655)	(8,569)	(22)
Adjusted cash flows from operating activities(1)	604	1,346	(55)
Adjusted cash flows from operating activities less additions for premises and equipment(1)	(186)	88	(311)

•
First quarter 2019 income from operations includes restructuring charges of $4.4 million related to Project Catalyst, a sales tax accrual of $2.1 million and an other asset write-off from a business exit of $0.2 million (no comparable amounts in first quarter 2018)

•
First quarter 2019 and first quarter 2018 pretax income attributable to Altisource(1) include mark-to-market gains (losses) on our equity investment in RESI of $2.2 million and $(7.5) million, respectively

________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	Applies to 2019 unless otherwise indicated.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource does not undertake, and expressly disclaims, any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, our ability to retain existing customers and attract new customers and the potential for changes in our customer relationships; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; as well as Altisource’s ability to retain key executives or employees, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast
Altisource will host a webcast at 8:30 a.m. EDT today to discuss our first quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2019	2018

Service revenue	$164,999	$188,766
Reimbursable expenses	4,496	8,147
Non-controlling interests	440	525
Total revenue	169,935	197,438
Cost of revenue	119,608	139,047
Reimbursable expenses	4,496	8,147
Gross profit	45,831	50,244
Operating expenses:
Selling, general and administrative expenses	41,240	43,124
Restructuring charges	4,420	—
Income from operations	171	7,120
Other income (expense), net
Interest expense	(6,749)	(5,863)
Unrealized gain (loss) on investment in equity securities	2,238	(7,501)
Other income (expense), net	374	1,272
Total other income (expense), net	(4,137)	(12,092)

Loss before income taxes and non-controlling interests	(3,966)	(4,972)
Income tax benefit	1,222	1,365

Net loss	(2,744)	(3,607)
Net income attributable to non-controlling interests	(440)	(525)

Net loss attributable to Altisource	$(3,184)	$(4,132)

Loss per share:
Basic	$(0.20)	$(0.24)
Diluted	$(0.20)	$(0.24)

Weighted average shares outstanding:
Basic	16,292	17,378
Diluted	16,292	17,378

Comprehensive loss:
Net loss	$(2,744)	$(3,607)
Other comprehensive loss, net of tax:
Reclassification of unrealized gain on investment in equity securities, net of income tax provision of $200, to retained earnings from the cumulative effect of an accounting change	—	(733)

Comprehensive loss, net of tax	(2,744)	(4,340)
Comprehensive income attributable to non-controlling interests	(440)	(525)

Comprehensive loss attributable to Altisource	$(3,184)	$(4,865)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$51,509	$58,294
Investment in equity securities	38,419	36,181
Accounts receivable, net	28,634	36,466
Short-term investments in real estate	40,274	39,873
Assets held for sale	26,557	—
Prepaid expenses and other current assets	29,292	30,720
Total current assets	214,685	201,534

Premises and equipment, net	74,991	45,631
Goodwill	79,009	81,387
Intangible assets, net	72,160	91,653
Deferred tax assets, net	308,509	309,089
Other assets	10,194	12,406

Total assets	$759,548	$741,700

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$64,538	$87,240
Current portion of long-term debt	9,222	—
Deferred revenue	7,597	10,108
Liabilities held for sale	8,736	—
Other current liabilities	20,743	7,030
Total current liabilities	110,836	104,378

Long-term debt, less current portion	322,577	331,476
Other non-current liabilities	30,767	9,178

Commitments, contingencies and regulatory matters

Equity:
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 16,309 outstanding as of March 31, 2019; 16,276 outstanding as of December 31, 2018)	25,413	25,413
Additional paid-in capital	125,288	122,667
Retained earnings	584,759	590,655
Treasury stock, at cost (9,104 shares as of March 31, 2019 and 9,137 shares as of December 31, 2018)	(441,149)	(443,304)
Altisource equity	294,311	295,431

Non-controlling interests	1,057	1,237
Total equity	295,368	296,668

Total liabilities and equity	$759,548	$741,700

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2019	2018

Cash flows from operating activities:
Net loss	$(2,744)	$(3,607)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,369	8,721
Amortization of intangible assets	8,647	7,147
Unrealized (gain) loss on investment in equity securities	(2,238)	7,501
Share-based compensation expense	2,621	2,201
Bad debt expense	155	724
Amortization of debt discount	153	89
Amortization of debt issuance costs	170	273
Deferred income taxes	582	(1,972)
Loss on disposal of fixed assets	331	489
Changes in operating assets and liabilities (excludes assets and liabilities held for sale):
Accounts receivable	1,091	2,289
Short-term investments in real estate	(401)	(9,915)
Prepaid expenses and other current assets	(781)	702
Other assets	(92)	481
Accounts payable and accrued expenses	(16,318)	(18,189)
Other current and non-current liabilities	(7,200)	(5,503)
Net cash used in operating activities	(6,655)	(8,569)

Cash flows from investing activities:
Additions to premises and equipment	(790)	(1,258)
Net cash used in investing activities	(790)	(1,258)

Cash flows from financing activities:
Repayments and repurchases of long-term debt	—	(1,486)
Debt issuance costs	—	(496)
Proceeds from stock option exercises	28	2,617
Purchase of treasury shares	—	(9,994)
Distributions to non-controlling interests	(620)	(672)
Payments of tax withholding on issuance of restricted share units and restricted shares	(585)	—
Net cash used in financing activities	(1,177)	(10,031)

Net decrease in cash, cash equivalents and restricted cash	(8,622)	(19,858)
Cash, cash equivalents and restricted cash at the beginning of the period	64,046	108,843

Cash, cash equivalents and restricted cash at the end of the period	$55,424	$88,985

Supplemental cash flow information:
Interest paid	$5,634	$5,269
Income taxes paid, net	2,410	946

Non-cash investing and financing activities:
Increase in payables for purchases of premises and equipment	$28	$264
Acquisition of right-to-use assets with lease obligations	209	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating income, pretax income attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource, adjusted diluted earnings per share, adjusted cash flows from operating activities, adjusted cash flows from operating activities less additions to premises and equipment and net debt less investment in equity securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, cash flows from operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and investment in equity securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, sales tax accrual, restructuring charges and other asset write-off from business exit from income from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, sales tax accrual, restructuring charges, other asset write-off from business exit and unrealized (loss) gain on investment in equity securities from loss before income taxes and non-controlling interests. Adjusted net income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), sales tax accrual (net of tax), restructuring charges (net of tax), other asset write-off from business exit (net of tax) and unrealized (loss) gain on investment in equity securities (net of tax) from net loss attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), sales tax accrual (net of tax), restructuring charges (net of tax), other asset write-off from business exit (net of tax) and unrealized (loss) gain on investment in equity securities (net of tax) by the weighted average number of diluted shares. Adjusted cash flows from operating activities is calculated by removing the increase in short-term investments in real estate and payment of sales tax accrual from cash flows from operating activities. Adjusted cash flows from operating activities less additions to premises and equipment is calculated by removing the increase in short-term investments in real estate, payment of sales tax accrual and additions to premises and equipment from cash flows from operating activities. Net debt less investment in equity securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and investment in equity securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended March 31,
	2019	2018

Income from operations	$171	$7,120

Intangible asset amortization expense	8,647	7,147
Share-based compensation expense	2,621	2,201
Sales tax accrual	2,053	—
Restructuring charges	4,420	—
Other asset write-off from business exit	204	—

Adjusted operating income	$18,116	$16,468

Loss before income taxes and non-controlling interests	$(3,966)	$(4,972)

Non-controlling interests	(440)	(525)
Pretax loss attributable to Altisource	(4,406)	(5,497)
Intangible asset amortization expense	8,647	7,147
Share-based compensation expense	2,621	2,201
Sales tax accrual	2,053	—
Restructuring charges	4,420	—
Other asset write-off from business exit	204	—
Unrealized (gain) loss on investment in equity securities	(2,238)	7,501

Adjusted pretax income attributable to Altisource	$11,301	$11,352

Net loss attributable to Altisource	$(3,184)	$(4,132)

Intangible asset amortization expense, net of tax	5,983	5,491
Share-based compensation expense, net of tax	1,813	1,691
Sales tax accrual, net of tax	1,519	—
Restructuring charges, net of tax	3,379	—
Other asset write-off from business exit, net of tax	151	—
Unrealized (gain) loss on investment in equity securities, net of tax	(1,656)	5,551

Adjusted net income attributable to Altisource	$8,005	$8,601

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2019	2018

Diluted loss per share	$(0.20)	$(0.24)

Impact of using diluted share count instead of basic share count for a loss per share	0.01	0.01
Intangible asset amortization expense, net of tax, per diluted share	0.36	0.31
Share-based compensation expense, net of tax, per diluted share	0.11	0.09
Sales tax accrual, net of tax, per diluted share	0.09	—
Restructuring charges, net of tax, per diluted share	0.20	—
Other asset write-off from business exit, net of tax, per diluted share	0.01	—
Unrealized (gain) loss on investment in equity securities, net of tax, per diluted share	(0.10)	0.31

Adjusted diluted earnings per share	$0.48	$0.48

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$8,647	$7,147
Tax benefit from intangible asset amortization	(2,664)	(1,656)
Intangible asset amortization expense, net of tax	5,983	5,491
Diluted share count	16,638	17,881

Intangible asset amortization expense, net of tax, per diluted share	$0.36	$0.31

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$2,621	$2,201
Tax benefit from share-based compensation expense	(808)	(510)
Share-based compensation expense, net of tax	1,813	1,691
Diluted share count	16,638	17,881

Share-based compensation expense, net of tax, per diluted share	$0.11	$0.09

Calculation of the impact of sales tax accrual, net of tax
Sales tax accrual	$2,053	$—
Tax benefit from sales tax accrual	(534)	—
Sales tax accrual, net of tax	1,519	—
Diluted share count	16,638	17,881

Sales tax accrual, net of tax, per diluted share	$0.09	$—

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$4,420	$—
Tax benefit from restructuring charges	(1,041)	—
Restructuring charges, net of tax	3,379	—
Diluted share count	16,638	17,881

Restructuring charges, net of tax, per diluted share	$0.20	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2019	2018

Calculation of the impact of other asset write-off from business exit, net of tax
Other asset write-off from business exit	$204	$—
Tax benefit from other asset write-off from business exit	(53)	—
Other asset write-off from business exit, net of tax	151	—
Diluted share count	16,638	17,881

Other asset write-off from business exit, net of tax, per diluted share	$0.01	$—

Calculation of the impact of the unrealized (gain) loss on investment in equity securities, net of tax
Unrealized (gain) loss on investment in equity securities	$(2,238)	$7,501
Tax provision (benefit) from the unrealized (gain) loss on investment in equity securities	582	(1,950)
Unrealized (gain) loss on investment in equity securities, net of tax	(1,656)	5,551
Diluted share count	16,638	17,881

Unrealized (gain) loss on investment in equity securities, net of tax, per diluted share	$(0.10)	$0.31

Cash flows from operating activities	$(6,655)	$(8,569)
Increase in short-term investments in real estate	401	9,915
Payment of sales tax accrual	6,858	—
Adjusted cash flows from operating activities	604	1,346
Less additions to premises and equipment	(790)	(1,258)

Adjusted cash flows from operating activities less additions to premises and equipment	$(186)	$88

	March 31, 2019	March 31, 2018

Senior secured term loan	$338,822	$412,095
Less: Cash and cash equivalents	(51,509)	(84,850)
Less: Investment in equity securities	(38,419)	(41,652)

Net debt less investment in equity securities	$248,894	$285,593

Note: Amounts may not add to the total due to rounding.